Exhibit 5


                                JOINDER AGREEMENT

         THIS JOINDER AGREEMENT (this "Agreement"), is entered into as of March 19, 2008 by and among Point Pleasant Ventures Ltd., a British Virgin Islands company ("Point Pleasant"), Noam Gottesman, in his capacity as "Sellers' Representative" under the Freedom Purchase Agreement (as defined below) ("Sellers' Representative"), and Jared Bluestein, in his capacity as "Buyers' Representative" under the Freedom Purchase Agreement (as defined below) ("Buyers' Representative").

                             INTRODUCTORY STATEMENTS

         A. Reference is made to that certain Agreement, dated June 22, 2007, by and among GLG Partners, Inc., a Delaware corporation (formerly known as Freedom Acquisition Holdings, Inc.) ("GPI"), FA Sub 1 Limited, a British Virgin Islands business company, FA Sub 2 Limited, a British Virgin Islands business company, FA Sub 3 Limited, a British Virgin Islands business company, Jared Bluestein as Buyers' Representative, Noam Gottesman ("NG") as Sellers' Representative, Lehman (Cayman Islands) Ltd. ("Lehman"), Noam Gottesman in his individual capacity, Pierre Lagrange ("PL"), Emmanuel Roman ("ER"), Jonathan Green ("JG"), Leslie J. Schreyer, in his capacity as trustee of the Gottesman GLG Trust ("LJS"), Jeffrey
A. Robins, in his capacity as trustee of the Roman GLG Trust ("JAR"), G&S Trustees Limited, in its capacity as trustee of the Lagrange GLG Trust ("G&S"), Abacus (C.I.) Limited, in its capacity as trustee of the Green GLG Trust ("Abacus"), Lavender Heights Capital LP ("Lavender Heights"), Ogier Fiduciary Services (Cayman) Limited, in its capacity as trustee of the Green Hill Trust ("Ogier Green Hill"), Sage Summit LP ("Sage Summit") and Ogier Fiduciary Services (Cayman) Limited, in its capacity as trustee of the Blue Hill Trust ("Ogier Blue Hill"), a copy of which is attached hereto as Exhibit A (the "Freedom Purchase Agreement") Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Freedom Purchase Agreement.

         B. Reference is further made to that certain GLG Shareholders Agreement, dated June 22, 2007, by and among GPI, NG individually and as Sellers' Representative, ER, PL, JG, LJS, JAR, G&S, Abacus, Lavender Heights, Sage Summit, Lehman, Berggruen Freedom Holdings Ltd., and Marlin Equities II, LLC, a copy of which is attached hereto as Exhibit B (the "GLG Shareholders Agreement").

         C. Reference is further made to that certain Sellers' Indemnity, Contribution and Security Agreement, dated June 22, 2007, by and among NG individually and as Sellers' Representative, PL, ER, JG, LJS, JAR, G&S, Abacus, Lehman, Lavender Heights, Ogier Green Hill, Sage Summit, and Ogier Blue Hill, a copy of which is attached hereto as Exhibit C (the "Sellers' Indemnity Agreement", and together with the GLG Shareholders' Agreement, the "Joined Agreements").

         D. G&S has transferred on the date hereof 58,900,370 shares of common stock of GPI to Point Pleasant (the "Transfer").

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         E. Point Pleasant is a "Permitted Transferee" of G&S as defined under the GLG Shareholders' Agreement.

         F. In connection with the Transfer, (i) Point Pleasant has agreed that it shall execute and deliver this Agreement in order to become a party to each of the GLG Shareholders Agreement and the Sellers' Indemnity Agreement, and (ii) the Sellers' Representative and Buyers' Representative, acting in such capacities, have agreed to consent, to the extent they are entitled to do so, to the Transfer and the joinder of Point Pleasant to the Joined Agreements.

                                   AGREEMENTS

         In consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1. GLG Shareholders Agreement Joinder. Point Pleasant hereby agrees that, upon execution of this Agreement and subject to the following sentence,
(i) it shall become a party to the GLG Shareholders Agreement and shall be bound by, and subject to, all of the covenants, terms and conditions of the GLG Shareholders Agreement as fully and the same as though it was an original party thereto, and (ii) without limiting the generality of the foregoing, it hereby makes the representations and warranties of a "GLG Shareholder" as defined in and under the GLG Shareholders Agreement, except that the representation and warranty contained in Section 5.1(d) of the GLG Shareholders' Agreement shall be qualified by the fact that the Shares owned by it are subject to the lien created by the Sellers' Indemnity Agreement. The parties hereto acknowledge and agree that, in accordance with the terms of the GLG Shareholders Agreement, for all purposes under the GLG Shareholders Agreement, Point Pleasant shall be deemed to be a "GLG Shareholder" that is a "Permitted Transferee" of a "Trustee" as such terms are defined thereunder. Without limiting the generality of the foregoing, the parties hereto acknowledge and agree that the provisions of
Section 2.2 of the GLG Shareholders' Agreement shall be applicable to Point Pleasant as though it was a Trustee.


         2. Sellers' Indemnity Agreement Joinder. Point Pleasant hereby agrees that, upon execution of this Agreement, (i) it shall become a party to the Sellers' Indemnity Agreement and shall be bound by, and subject to, all of the covenants, terms and conditions of the Sellers' Indemnity Agreement as fully and the same as though it was an original party thereto, and (ii) without limiting the generality of the foregoing, it hereby makes the representations and warranties of a "Seller" as defined in and under the Sellers' Indemnity Agreement. The Sellers' Representative and Point Pleasant hereby acknowledge and agree that, in accordance with the terms of the Sellers' Indemnity Agreement, for all purposes under the Sellers' Indemnity Agreement, Point Pleasant shall be deemed to be a "Seller" as such term is defined thereunder.

         3. Parties in Interest. This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors and assigns, and for the benefit of and enforceable by the other Persons party to any of the GLG Shareholders Agreement and/or the Sellers' Indemnity Agreement.

         4. Further Assurances. Each party hereto shall, from time to time execute such other documents and agreements and provide such certificates as any other party may reasonably request to carry-out and fulfill the transactions, and permit the exercise and assumption of, such rights and obligations as are contemplated hereunder.

         5. Headings and Counterparts. The descriptive headings of this Agreement are for convenience of reference only and do not constitute a part of this Agreement. This Agreement may be executed by facsimile or portable document format (pdf) transmission and in separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.

         6. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

         7. Notice. All notices, requests, consents and other communications hereunder to Point Pleasant shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 7) or internationally recognized express courier, addressed to Point Pleasant at the address or facsimile number set forth below or such other address or facsimile number as may hereafter be designated in writing by Point Pleasant.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        POINT PLEASANT VENTURES LTD.



                                        By:  /s/ Nigel T. Bentley
                                             ----------------------
                                        Name: Nigel T. Bentley
                                        Title: Director

                                        Notice details per Section 6 above:
                                        ----------------------------------

                                        Address:  c/o G&S Trustees Limited, as
                                                  trustee of the Lagrange
                                                  GLG Trust
                                                  Rathbone House
                                                  15 Esplanade
                                                  St. Helier, Jersey
                                                  Channel Islands  JE1 1RB

                                                  Facsimile: 011-44 1534 740 074





Agreed and consented to:                          Sellers' Representative



                                                   /s/ Noam Gottesman
                                                   ----------------------------
                                                       Noam Gottesman

                                                   Buyers' Representative


                                                   /s/ Jared Bluestein
                                                   -----------------------------

                                                       Jared Bluestein

                                                                      Exhibit A
                           Freedom Purchase Agreement

[see Annex A to the Definitive Proxy Statement of GLG Partners, Inc. (formerly Freedom Acquisition Holdings, Inc.), filed October 11, 2007.]

                                                                      Exhibit B
                           GLG Shareholders' Agreement

[see Annex D of the Definitive Proxy Statement of GLG Partners, Inc. (formerly Freedom Acquisition Holdings, Inc.), filed October 11, 2007.]

                                                                      Exhibit C
                          Sellers' Indemnity Agreement

[Omitted]